                                                                      EXHIBIT 11
                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
           (Thousands of dollars, except share and per share amounts)


                                                              THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                 SEPTEMBER 30,           SEPTEMBER 30,
                                                               1994        1993        1994        1993
                                                               ----        ----        ----        ----
Primary earnings per share
- --------------------------

  Net earnings (loss)                                         $2,397     ($1,284)    ($8,939)       $469
  Deduct dividend requirements:
    Preferred stock                                               (7)         (7)        (22)        (22)
    Convertible preference stock                                (377)       (377)     (1,130)     (1,130)
                                                           ---------   ---------   ---------   ---------
  Net earnings (loss) applicable
   to common stock                                            $2,013     ($1,668)   ($10,091)      ($683)
                                                           ---------   ---------   ---------   ---------




  Weighted average number of common
    shares outstanding (1)                                 3,822,763   4,031,198   4,051,050   4,012,551


  Assuming exercise of options reduced by
    the number of shares which could have
    been purchased with the proceeds from
    exercise of such options   (3)                            18,103      83,360           0      60,820
                                                           ---------   ---------   ---------   ---------

  Weighted average number of common
    shares outstanding as adjusted                         3,840,866   4,114,558   4,051,050   4,073,371
                                                           ---------   ---------   ---------   ---------

  Primary earnings (loss) per common share:
     Continuing operations                                     $0.76       $0.29      ($0.67)      $0.48
     Discontinued operation                                   ($0.24)     ($0.70)     ($1.82)     ($1.32)
     Cumulative effect of accounting change                    $0.00       $0.00       $0.00        0.67
                                                           ---------   ---------   ---------   ---------
  Net earnings (loss)                                          $0.52      ($0.41)     ($2.49)     ($0.17)
                                                           =========   =========   =========   =========

                                                                      EXHIBIT 11
                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
           (Thousands of dollars, except share and per share amounts)

                                                              THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                 SEPTEMBER 30,           SEPTEMBER 30,
                                                               1994        1993        1994        1993
                                                               ----        ----        ----        ----
Fully diluted earnings per share (2)
- ------------------------------------

  Net earnings (loss)                                         $2,397     ($1,284)    ($8,939)       $469
  Deduct dividend requirements of
    preferred stock                                               (7)         (7)        (22)        (22)
                                                           ---------   ---------   ---------   ---------
  Net earnings (loss) applicable
   to common stock                                            $2,390     ($1,291)    ($8,961)       $447
                                                           ---------   ---------   ---------   ---------



  Weighted average number of common
    shares outstanding (1)                                 3,822,763   4,031,198   4,051,050   4,013,667
  Assuming exercise of options reduced by
    the number of shares which could have
    been purchased with the proceeds from
    exercise of such options (3)                              18,103      83,360           0      61,572
  Assuming conversion of convertible
    preference stock                                         731,955     731,955     731,955     731,955
                                                           ---------   ---------   ---------   ---------

  Weighted average number of common
    shares outstanding as adjusted                         4,572,821   4,846,513   4,783,005   4,807,194
                                                           ---------   ---------   ---------   ---------

  Fully diluted earnings (loss) per common share
    applicable to common stock:
    Continuing operations                                      $0.72       $0.32      ($0.33)      $0.64
    Discontinued operation                                    ($0.20)     ($0.59)     ($1.54)     ($1.12)
    Cumulative effect of accounting change                     $0.00       $0.00       $0.00       $0.57
                                                           ---------   ---------   ---------   ---------
                                                               $0.52      ($0.27)     ($1.87)      $0.09
                                                           ---------   ---------   ---------   ---------

(1) See Note 1 of Notes to Consolidated Financial Statements.

(2) These calculations are submitted in accordance with Securities Exchange Act of 1934, Release No. 9083, although in certain instances, it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(3) APB 15 paragraph 30 indicates, computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.


                                      36